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[SI FINANCIAL GROUP, INC. LETTERHEAD]                           EARNINGS RELEASE
================================================================================

SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008

WILLIMANTIC, CONNECTICUT--JULY 23, 2008. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $463,000, or $0.04 basic and diluted earnings per common share, for the quarter ended June 30, 2008 versus net income of $377,000, or $0.03 basic and diluted earnings per common share, for the quarter ended June 30, 2007. Net income for the six months ended June 30, 2008 was $918,000, or $0.08 basic and diluted earnings per common share, compared to $826,000, or $0.07 basic and diluted earnings per common share, for the six months ended June 30, 2007. Higher net income for 2008 resulted from increases in net interest income and noninterest income, offset by increases in noninterest expenses, the provision for income taxes and the provision for loan losses.

For the three and six months ended June 30, 2008, net interest income increased 11.7% to $6.0 million from $5.4 million and increased 9.3% to $11.6 million from $10.6 million, respectively, compared to the same periods in 2007. The increase in net interest income was due to a higher average balance of interest-earning assets and higher yields on securities, offset by an increase in the cost of funds related to an increase in the average balance of deposits and Federal Home Loan Bank borrowings. Despite an increase in the cost of funds, the average yield on deposits and borrowings declined for the three and six months ended June 30, 2008 compared to the same periods in 2007.

The provision for loan losses increased $95,000 and $65,000 for the three and six months ended June 30, 2008, respectively, primarily due to an increase in nonperforming loans and loan growth, offset by a decrease in loan charge-offs. At June 30, 2008, nonperforming loans totaled $7.9 million compared to $3.3 million at June 30, 2007. Specific reserves relating to nonperforming loans increased to $1.2 million at June 30, 2008 from $660,000 at June 30, 2007. At June 30, 2008, two commercial construction relationships accounted for $5.1 million of nonperforming loans and $1.0 million in specific reserves. Net loan charge-offs were $21,000 and $103,000 for the three and six months ended June 30, 2008, respectively, compared to $110,000 and $172,000 for the three and six months ended June 30, 2007. Higher loan charge-offs for 2007 related to the write-down of a commercial real estate property subsequently transferred to other real estate owned and charge-offs associated with the indirect automobile loan portfolio, which was sold in June 2007.

Noninterest income was $2.6 million for the quarter ended June 30, 2008 compared to $2.3 million for the quarter ended June 30, 2007. Noninterest income was $5.2 million for the first half of 2008 compared to $4.7 million for the same period of 2007. Contributing to the increase in noninterest income for the three and six months ended June 30, 2008, were increases in service fees of $172,000 and $331,000, respectively, other noninterest income of $122,000 and $139,000, respectively, and wealth management fees of $50,000 and $99,000, respectively. Service fees rose during the first half of 2008 as a result of an increase in overdraft charges on certain deposit products and higher electronic banking usage. The increase in other noninterest income for 2008 represents the recovery of administrative fees and expenses related to the Bank's acquisition of certain assets and operations of the former Circle Trust Company, which were previously deemed uncollectible. Wealth management fees were higher principally due to growth in the assets under management. The increases in noninterest income in 2008 were offset by a decrease of $177,000 in the net gain on the sale of available for sale securities for the first half of 2008 as a result of a gain of $321,000 from the sale of marketable equity securities during the first half of 2007.

Noninterest expenses increased $761,000 and $1.1 million for the three and six months ended June 30, 2008, respectively, compared to the same periods in 2007. Higher noninterest expenses were primarily attributable to increased operating costs associated with three additional branch offices, which resulted in higher compensation costs due to increased staffing levels and greater occupancy expense related to facility leases and other occupancy-related expenses. Computer and electronic banking services expense rose due to increased telecommunication costs and transaction activity. During the first half of

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2008, an impairment charge of $63,000 was recorded to reduce the carrying value of the Bank's investment in a small business investment company limited partnership. The increase in noninterest expenses was offset by a decrease in outside professional services in 2008 due to charges associated with the termination of the agreement to purchase a mortgage company during the first half of 2007.

Total assets increased $70.7 million, or 8.9%, to $860.9 million at June 30, 2008 from $790.2 million at December 31, 2007. Contributing to the increase in assets were increases of $36.4 million in available for sale securities, $22.0 million in net loans receivable, $6.8 million in cash and cash equivalents and $3.6 million in intangible assets, offset by a decrease of $913,000 in other real estate owned. Available for sale securities increased as a result of the purchases of predominately mortgage-backed securities with funds received from the Bank's Colchester and New London, Connecticut branch acquisitions during the first quarter of 2008. The increase in net loans receivable included increases in commercial and residential mortgage loans and commercial business loans, offset by decreases in construction loans and home equity lines of credit. Of the $22.0 million increase in net loans receivable, $7.4 million represented primarily commercial loans acquired in connection with the Colchester and New London branch acquisitions. Loan originations increased $14.0 million for the first half of 2008 compared to the same period of 2007. The increase in intangible assets, consisting of goodwill and core deposit intangibles, resulted from the Colchester and New London branch acquisitions. The decrease in other real estate owned reflects the sale of a commercial real estate property and a residential real estate property during the first half of 2008.

Total liabilities were $783.1 million at June 30, 2008 compared to $708.1 million at December 31, 2007. Deposits increased $72.9 million, or 13.3%, which included an increase in certificate of deposit accounts of $36.8 million, NOW and money market accounts of $32.0 million and demand deposits of $4.5 million. Contributing to the increase in deposits was $27.7 million in deposits that were assumed in the purchase of the Colchester and New London, Connecticut branch offices and competitively priced deposit products. Borrowings decreased $2.0 million from $149.9 million at December 31, 2007 to $147.9 million at June 30, 2008, resulting from a reduction in Federal Home Loan Bank advances.

Total stockholders' equity decreased $4.3 million from $82.1 million at December 31, 2007 to $77.7 million at June 30, 2008. The decrease in equity related to stock repurchases of 257,655 shares at a cost of $2.5 million, an increase in net unrealized holding losses on available for sale securities aggregating $2.4 million (net of taxes), cumulative effect adjustment for a change in accounting principle of $547,000, resulting from the application of Financial Accounting Standards Board's Emerging Issues Task Force Issue No. 06-4, "ACCOUNTING FOR DEFERRED COMPENSATION AND POSTRETIREMENT BENEFIT ASPECTS OF ENDORSEMENT SPLIT-DOLLAR LIFE INSURANCE ARRANGEMENTS" and dividends of $0.08 per share aggregating $333,000, offset by earnings of $918,000.

"We are pleased with the progress we have made with the expansion and improvements in our branch network. The Colchester and New London, Connecticut acquisitions, along with the relocation of our Norwich and Brooklyn, Connecticut branch offices, have been enthusiastically greeted by the communities they serve. On the national level, we have witnessed bank failures and continued deterioration of the housing market. While Connecticut has experienced an increase in foreclosure activity, the extent of foreclosure in Connecticut is lower than other areas of the country. Savings Institute remains financially strong and maintains its commitment to serving the financial needs of our communities. We remain well-capitalized and retain healthy liquidity levels, which are derived from our core deposit base of Eastern Connecticut," commented Rheo A. Brouillard, President and Chief Executive Officer.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty-two branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, THE ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, THE ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING THE SECTION ENTITLED "RISK FACTORS," AND QUARTERLY REPORTS ON FORM 10-Q ON FILE WITH THE
SEC, THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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SELECTED FINANCIAL CONDITION DATA:

---------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                           June 30,     December 31,
                                                               2008          2007
---------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                 $   14,678   $   14,543
Interest-bearing cash and cash equivalents                      12,805        6,126
Securities                                                     186,602      149,716
Loans held for sale                                                  -          410
Loans receivable, net                                          609,550      587,538
Bank-owned life insurance                                        8,562        8,410
Other assets                                                    28,664       23,455
                                                            -----------------------

            Total assets                                    $  860,861   $  790,198
                                                            =======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                               $  621,273   $  548,335
     Borrowings                                                147,884      149,867
     Other liabilities                                          13,956        9,909
                                                            -----------------------
         Total liabilities                                     783,113      708,111
                                                            -----------------------

Stockholders' equity                                            77,748       82,087
                                                            -----------------------

         Total liabilities and stockholders' equity         $  860,861   $  790,198
                                                            =======================


SELECTED OPERATING DATA:

---------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                   Three Months Ended               Six Months Ended
                                                          June 30,                        June 30,
                                                          --------                        --------
                                                     2008            2007            2008            2007
---------------------------------------------------------------------------------------------------------------

Interest and dividend income                      $  11,707         $  10,724     $  23,146        $  21,198
Interest expense                                      5,707             5,351        11,536           10,573
                                                  ----------------------------------------------------------
     Net interest income                              6,000             5,373        11,610           10,625
                                                  ----------------------------------------------------------

Provision for loan losses                               150                55           285              220
                                                  ----------------------------------------------------------
Net interest income after provision for                                              11,325           10,405
     loan losses                                      5,850             5,318

Noninterest income                                    2,623             2,253         5,151            4,736
Noninterest expenses                                  7,806             7,045        15,140           13,991
                                                  ----------------------------------------------------------
Income before provision for income taxes                667               526         1,336            1,150

Provision for income taxes                              204               149           418              324
                                                  ----------------------------------------------------------
Net income                                        $     463         $     377     $     918        $     826
                                                  ==========================================================
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


SELECTED OPERATING DATA - CONTINUED:

-------------------------------------------------------------------------------------------------------------
(UNAUDITED)                                         Three Months Ended                   Six Months Ended
                                                          June 30,                           June 30,
                                                          --------                           --------
                                                     2008              2007             2008            2007
-------------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                      $      0.04       $      0.03      $      0.08   $        0.07
     Diluted                                    $      0.04       $      0.03      $      0.08   $        0.07

Weighted-average common shares outstanding:
     Basic                                       11,333,100        11,830,072       11,382,278      11,817,690
     Diluted                                     11,355,066        11,886,173       11,409,562      11,886,931


 SELECTED FINANCIAL RATIOS:

-------------------------------------------------------------------------------------------------------------------
                                                                 At or For the              At or For the
(DOLLARS IN THOUSAND / UNAUDITED)                             Three Months Ended           Six Months Ended
                                                                   June 30,                    June 30,
                                                                   --------                    --------
                                                               2008         2007          2008          2007
-------------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                         0.22  %      0.20  %        0.22  %      0.22  %
Return on average equity                                         2.37         1.81           2.30         2.00
Interest rate spread                                             2.59         2.49           2.52         2.49
Net interest margin                                              2.98         3.00           2.95         2.99
Efficiency ratio (2)                                            90.88        92.38          91.11        93.03

ASSET QUALITY RATIOS:
Allowance for loan losses                                                                 $ 5,427      $ 4,413
Allowance for loan losses as a percent of total loans                                        0.88  %      0.76  %
Allowance for loan losses as a percent of
     nonperforming loans                                                                    68.58       134.58
Nonperforming loans                                                                       $ 7,913      $ 3,279
Nonperforming loans as a percent of total loans                                              1.29  %      0.57  %
Nonperforming assets (3)                                                                  $ 7,913      $ 4,232
Nonperforming assets as a percent of total assets                                            0.92  %      0.56  %

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.
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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509